Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-194134, No. 333-187226, No. 333-183131, No. 333-177606 and No. 333-202644) and Form S-3 (No. 333-190620) of ZELTIQ Aesthetics, Inc. of our report dated March 14, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, CA
March 14, 2016